                                                                     EXHIBIT 4.7


                              CERTIFICATE OF TRUST

                                       OF

                              DEFS CAPITAL TRUST I


         THIS Certificate of Trust of DEFS Capital Trust I (the "Trust"), dated as of April 30, 2002, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. ss.3801, et seq.).

         1. Name. The name of the business trust formed hereby is DEFS Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Rd., Building 4,
                  3rd Floor, Newark, Delaware 19713.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                    CHASE MANHATTAN BANK USA, NATIONAL
                                    ASSOCIATION, not in its individual capacity but solely as trustee of the Trust

                                    By:   /s/ John J. Cashin
                                       -----------------------------------------
                                       Name:  John J. Cashin
                                       Title: Vice President